UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2023
_____________________________
FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
 ______________________________

Federally Chartered Corporation of the	000-51404	35-6001443
United States
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)
(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2023, the Board of Directors ("Board") of the Federal Home Loan Bank of Indianapolis ("Bank") approved an incentive compensation plan, including 2023 annual award performance goals and deferred award performance goals ("Performance Goals" and collectively with the incentive plan, "2023 Plan"), effective January 1, 2023. The 2023 Plan provides incentive compensation award opportunities for the Bank’s principal executive officer, principal financial officer, and other named executive officers (the "Officers"), as well as for certain other Bank employees. The 2023 Plan was subject to review and non-objection of the Federal Housing Finance Agency, which the Bank received on June 5, 2023.

2023 Plan Incentive Compensation Opportunities

The 2023 Plan provides each Officer with opportunities to earn an annual award and a deferred award of cash compensation. Both annual awards and deferred awards are subject to the satisfaction of certain achievement levels, as detailed in the 2023 Plan, and failure to meet the required achievement levels can result in the reduction or elimination of the awards. The maximum opportunity for each award is based on the Officer's position and is a percentage of the Officer's "Compensation", such term being defined with particularity in the 2023 Plan, but that generally refers to the plan participant's annualized base salary as of the end of the annual performance period. The performance periods for the annual award and deferred award end on December 31, 2023, and December 31, 2026, respectively. The following table sets forth each Officer's maximum award opportunities by position expressed as percentages of Compensation.

Maximum Award Opportunities
Officer's Position	Annual Award	Deferred Award
Chief Executive Officer	50%	50%
Executive Vice President	40%	40%
Senior Vice President	35%	35%

Calculation of Awards Payable under the 2023 Plan

The actual cash award (if any) achieved under the 2023 Plan for each Officer is determined after the end of the performance period and is the product of the Officer's:

•Compensation;
•maximum award opportunity for the relevant award (as per the above table) with the percentage expressed as a decimal (e.g., 35% is expressed as 0.35); and
•actual achievement levels for the related Performance Goals with each Performance Goal weighted as set forth in the 2023 Plan.

Possible Additional Adjustment of Deferred Awards

Deferred awards under the 2023 Plan (if any) may be reduced or increased depending on the actual achievement levels. Specifically, deferred awards may be:

•reduced by up to 100% if the actual achievement is below the target level set forth in the 2023 Plan; or
•increased by up to 25% if the actual achievement is above such target.

Maximum Awards

Notwithstanding the foregoing, the 2023 Plan provides that no award may exceed 100% of a participant's Compensation.

The Performance Goals

The Performance Goals are established by the Board and relate to the Bank's mission. The Performance Goals for the annual awards pertain to achievement of the Bank's goals for: return on capital stock; new product users; member participation; Elevate grants; enterprise risk management objectives; enhancement of employee skill sets via specialized training and learning from subject matter experts; management training initiatives; diversity, equity, and inclusion objectives; and production implementation of technology initiatives. The Performance Goals for the deferred awards pertain to the achievement of the Bank’s goals for: regulatory capital to assets ratio; days of liquidity; and prudential management standards.

Details on how achievement levels are determined and weighted for each Performance Goal are set forth in the 2023 Plan.

The foregoing description of the 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Plan, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Federal Home Loan Bank of Indianapolis Incentive Plan (2023)
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2023

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/K. LOWELL SHORT, JR.
K. Lowell Short, Jr.
Senior Vice President - Chief Accounting Officer